SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2018

Mountain High Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-175825	27-3515499
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6501 E. Greenway Pkwy. #103-412 Scottsdale AZ 85254

(303) 358-3840

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As described in the Company’s Current Report on Form 8-K filed on August 21, 2018, effective August 18, 2018, the Company on the one hand, and One Lab Co (“Labco”) and Alchemy Capital, LLC (“Alchemy”), on the other hand, entered into an Exchange Agreement (the “Agreement”). The Agreement calls for the issuance of 88,000,000 shares of the Company's restricted common stock to Alchemy and its designees in exchange for all of the shares of Labco. On August 21, 2018, the transactions contemplated by the Agreement were consummated. Labco was formed to facilitate the Agreement. Therefore there was no financial activity prior to the date of the Agreement.

 This Form 8K/A is being filed to include the pro forma financial statements of Labco and the pro forma financial statements of the Company showing the effects of the transactions as if they had occurred on March 31, 2018.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements.

Pro Forma Financial Statements dated 3/31/2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN HIGH ACQUISITIONS CORP.
Date: October 24, 2018	By:	/s/ Richard G. Stifel
Richard G. Stifel
Chief Financial Officer